UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2008

Duska Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-33023	86-0982792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 Nautilus Street, Suite 300, La Jolla, CA 92073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 551-5700

N/A
(Former Name or Former Address, if Changed Since Last Report)

 Copies to:
Hank Gracin, Esq.
Lehman & Eilen, LLP
Suite 300
20283 State Route 7
Boca Raton, Florida 33498
(561) 237-0804

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a)(1) Effective May 30, 2008, Duska Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “License Agreeement”) with Duke University (“Duke”) and John Hopkins University (“JHU”) pursuant to which Duke and JHU have granted the Company an exclusive license to develop and commercialize certain of its proprietary cardiovascular drugs to treat heart failure. In consideration of the granting of the license, the Company has agreed to pay Duke a non-refundable upfront cash payment of $25,000 and issue 100,000 shares of its common stock to Duke in addition to milestone payments, royalty payments which are a percentage of net sales of products covered by the patents being licensed and annual license administration fees for a period of time prior to and after the first commercial sale of licensed products. The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On June 10, 2008 the Company issued warrants to purchase 300,000 shares of unregistered common stock to Redington, Inc. in connection with an agreement that it entered into with Redington , Inc for the provision to the Company of investor relations services. Of the 300,000 On June 10, 2008, the Company issued 100,000 shares of common stock to Duke University pursuant to the terms of the License Agreement. In addition the Company has agreed to issue an additional 1,000,000 shares of common stock to Duke upon the attainment of certain milestones specified in the License Agreement. The issuances are being made in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D since the issuance did not involve a public offering and was done without any general solicitation or advertisement. The securities issued will bear a legend stating that their sale is restricted.

Item 8.01 Other Events

On June 11, 2008 the Company issued a press release announcing its entry into the License Agreement referred to in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) - (c)	N/A

(d)	Exhibits.

Exhibit No.	Description

10.1	License Agreement, dated as of May 28, 2008, between Duska Therapeutics, Inc. and Duke University furnished herewith.

99.1	Press release dated June 11, 2008 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2008	DUSKA THERAPEUTICS, INC.

By: /s/ Wayne Lorgus Name: Wayne Lorgus Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
License Agreement, dated as of May 28, 2008, between Duska Therapeutics, Inc. and Duke University. Certain portions of this exhibit have been omitted based upon a request for confidential treatment. Nonpublic information has been filed with the Securities and Exchange Commission.

99.1	Press release dated June 11, 2008.